UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): March 30, 2007


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                    0-26509                  65-0601272
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 30, 2007, National Coal Corp. and our wholly-owned subsidiary, National Coal Corporation, entered into an Amendment to the Credit Agreement, which we originally entered into on October 12, 2006 with Guggenheim Corporate Funding LLC, as administrative agent and collateral agent for certain lenders. This Credit Agreement provides for borrowings of up to $10 million, and contains several financial covenants, including that we maintain minimum levels of EBITDA and liquidity and that we not exceed maximum leverage and interest coverage ratios. We previously disclosed our entry into the Credit Agreement on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2006.

         The Amendment resets the EBITDA, consolidated leverage, and consolidated interest coverage financial covenants, and increases the applicable interest rate by 1.0% during the period in which we fail to achieve the original financial covenants included in the Credit Agreement prior to the Amendment.

ITEM 5.05. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

         On March 30, 2007, Jon Nix, the Chairman of the Board of Directors of National Coal Corp., sold 100,000 shares of our common stock to a single institutional investor in a negotiated transaction. Prior to selling his securities, Mr. Nix requested and obtained from the Board of Directors, a waiver of the National Coal Corp. Supplemental Policy Concerning Trading in Company Securities by Certain Designated Persons.

         This policy, which comprises part of our Code of Ethics, precludes officers, directors and certain other designated persons from trading in our securities outside of designated "trading windows." Under the policy, a "trading window" commences at the close of business on the second trading day following the public disclosure of the company's financial results for a particular fiscal quarter or year and continues through the fifteenth day of the third month of the immediately following fiscal quarter. We disclosed our fiscal year 2006 financial results on March 23, 2007, which means that our officers, directors and other designated persons cannot trade in our securities for a period which commenced on December 16, 2006 and will end sometime in early May 2007, when we disclose our first quarter results.

         The policy, which is intended to prevent individuals from trading in our securities while in possession of material, non-public information about the company, permits waivers on a case by case basis. In granting the waiver, the Board of Directors considered numerous factors, including (i) the nearly 5 months between trading windows, (ii) the nature of the transaction, in that it was a block sale to a single institutional investor in a negotiated transaction, and not multiple sales in open market transactions, and (iii) the occurrence of the trade in close proximity to our public disclosure of fiscal year 2006 financial results.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  Exhibit
                  Number   Description
                  -------  -----------------------------------------------------
                  10.1     Amendment,  dated as of March 30, 2007, to the Credit
                           Agreement,  dated  as  of  October  12,  2006,  among
                           National Coal Corp.,  National Coal Corporation,  the
                           Lenders  party   thereto  from  time  to  time,   and
                           Guggenheim Corporate Funding, LLC, as administrative agent and as collateral agent for the Lenders.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     NATIONAL COAL CORP.

Date:    March 30, 2007                     By:      /s/ Daniel Roling
                                                     ---------------------------
                                                     Daniel Roling
                                                     Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------------------------------------------------------------------
10.1 Amendment, dated as of March 30, 2007, to the Credit Agreement, dated as of October 12, 2006, among National Coal Corp., National Coal
         Corporation, the Lenders party thereto from time to time, and Guggenheim Corporate Funding, LLC, as administrative agent and as collateral agent for the Lenders.


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